Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Prologis, Inc.

Prologis, L.P.

Prologis Euro Finance LLC

Prologis Yen Finance LLC

Prologis Sterling Finance LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Prologis, Inc.:
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rules 456(b) and 457(r)	(1)(2)(5)	(1)	(1)	(6)	(1)(2)
	Equity	Preferred Stock, par value $0.01 per share		(1)	(1)	(1)	(6)	(1)
	Other	Rights to Purchase Common Stock		(3)	N/A	N/A	(6)	(3)
	Other	Guarantees of Debt Securities of Prologis, L.P.		(4)	N/A	N/A	(6)	(4)
	Other	Guarantees of Debt Securities of Prologis Euro Finance LLC		(4)	N/A	N/A	(6)	(4)
	Other	Guarantees of Debt Securities of Prologis Yen Finance LLC		(4)	N/A	N/A	(6)	(4)
	Other	Guarantees of Debt Securities of Prologis Sterling Finance LLC		(4)	N/A	N/A	(6)	(4)
	Other	Warrants to Purchase Common Stock		(1)	(1)	(1)	(6)	(1)
Prologis, L.P.:							(6)
Fees to be Paid	Debt	Debt Securities		(1)	(1)	(1)	(6)	(1)
	Other	Guarantees of Debt Securities of Prologis Euro Finance LLC		(4)	N/A	N/A	(6)	(4)
	Other	Guarantees of Debt Securities of Prologis Yen Finance LLC		(4)	N/A	N/A	(6)	(4)
	Other	Guarantees of Debt Securities of Prologis Sterling Finance LLC		(4)	N/A	N/A	(6)	(4)
Prologis Euro Finance LLC:							(6)
Fees to be Paid	Debt	Debt Securities		(1)	(1)	(1)	(6)	(1)
Prologis Yen Finance LLC:							(6)
Fees to be Paid	Debt	Debt Securities		(1)	(1)	(1)	(6)	(1)
Prologis Sterling Finance LLC:							(6)
Fees to be Paid	Debt	Debt Securities		(1)	(1)	(1)	(6)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)	There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued upon the conversion of Preferred Stock of Prologis, Inc. or the exchange of the Exchangeable Debt Securities of Prologis, L.P. for which no separate consideration will be received.

(3)	There are hereby registered such indeterminate number of Rights to Purchase Common Stock as may be issued as a dividend for which no separate consideration will be received to holders of Common Stock and related securities entitling such holders to subscribe for and purchase Common Stock registered hereunder.

(4)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(5)	There are hereby registered such indeterminate number of shares of Common Stock, par value $0.01 per share, as may be issued at an indeterminate price of issuance upon the exercise of Warrants to Purchase Common Stock.

(6)	In reliance on and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.